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VIEW MATERIALS & VOTE

HARVEST CAPITAL CREDIT CORPORATION
450 PARK AVENUE, 5TH FLOOR
NEW YORK, NY 10022

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/HCAP2021SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D42258-S23233

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

HARVEST CAPITAL CREDIT CORPORATION

The Board of Directors recommends you vote FOR the following proposals:	**For**	**Against**	**Abstain**
1. To adopt the Agreement and Plan of Merger, dated as of December 23, 2020, by and among Portman Ridge Finance Corporation ("PTMN"), Rye Acquisition Sub Inc. ("Acquisition Sub"), Harvest Capital Credit Corporation (the "Company") and Sierra Crest Investment Management LLC and approve the transactions contemplated thereby, including the merger of Acquisition Sub with and into the Company and, immediately thereafter, the merger of the Company with and into PTMN (collectively, the "Merger Proposal").	☐	☐	☐
2. To approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies in the event that there are insufficient votes at the time of the Special Meeting to approve the Merger Proposal.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com.

D42259-S23233

HARVEST CAPITAL CREDIT CORPORATION
Special Meeting of Stockholders
June 7, 2021 11:00 AM, ET

This proxy is solicited by the Board of Directors

The undersigned hereby appoints and authorizes William E. Alvarez, Jr. and Brandon Campbell, and either of them, each with full power of substitution and re-substitution, to act as proxies for the undersigned to represent and vote, as designated on the reverse side of this ballot, all the shares of common stock of Harvest Capital Credit Corporation (the "Company") which the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company, to be held online as a virtual meeting on June 7, 2021, at 11:00 AM Eastern Time, and any adjournments or postponements thereof. The undersigned hereby acknowledges receipt of the Notice of the Special Meeting of Stockholders of the Company and the accompanying Proxy Statement and revokes any proxy heretofore given with respect to such meeting.

THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED ON THE REVERSE SIDE. WHERE NO CHOICE IS SPECIFIED, VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST FOR PROPOSAL 1 AND FOR PROPOSAL 2, AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXYHOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING, IN ACCORDANCE WITH SEC RULES.

Continued and to be signed on reverse side.